UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported) October 1, 2010

OLD REPUBLIC INTERNATIONAL CORPORATION

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(Exact name of Registrant as Specified in Charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601
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(Address of Principal Executive Offices) (Zip Code)

(312) 346-8100
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(Registrant’s telephone number, including area code)

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

                □  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                □  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                □  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
                       (17 CFR 140.14d-2(b))

                □  Pre-commencement communications pursuant to Rule 13e-4(c)  under the Exchange Act
                       (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 1, 2010, PMA Capital Corporation ("PMA") merged with OR New Corp. ("Merger Sub"), a wholly-owned subsidiary of Old Republic International Corporatoin ("ORI") (the "Merger") pursuant to the Agreement and Plan of Merger, dated June 9, 2010, among ORI, PMA and Merger Sub.  As a result of the Merger, ORI acquired all of PMA's outstanding common stock and PMA became a wholly-owned subsidiary of ORI.  Each share of PMA's common stock outstanding on October 1, 2010 converted into the right to received 0.55 shares of ORI common stock.  Cash will be paid in lieu of the issuance of fractional shares of ORI common stock.  At the effective time of the Merger, holders of PMA's comon stock immediatly prior to the effective time ceased to have any rights as shareholders in PMA other than their right to recive the merger consideration.

       A copy of the joint press release announcing the closing of the merger is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Joint press release issued October 1, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint press release issued October 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: October 1, 2010	By: /s/ Spencer LeRoy III
Spencer LeRoy III
Senior Vice President, Secretary and General Counsel